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                                                                   EXHIBIT 10.17

                              CONSULTING AGREEMENT

      This Consulting Agreement is entered into this 30th day of March, 2001, by and between LVM Company ("LVM") and North Pointe Insurance Company ("NPIC").

                                    RECITALS

      WHEREAS, LVM, and Lawrence V. MacLean ("MacLean") have been integral to the success of NPIC by providing claims adjusting services at competitive market rates since the inception of NPIC in 1987; and

      WHEREAS, the Board of Directors and executive management of NPIC recognize that LVM and more specifically MacLean, have substantially contributed to the financial success of NPIC through the development, implementation, and maintenance of consistently outstanding claims adjustment philosophies and procedures; and

      WHEREAS, the Board of Directors of NPIC intends to reward LVM and MacLean for prior superior performance and provide for the continued consultation by LVM with NPIC in the future.

      NOW, THEREFORE, the parties agree as follows:

                                    AGREEMENT

1. ENGAGEMENT. The Company hereby engages LVM to perform claims consulting services for NPIC, and LVM hereby accepts such engagement as a claims consultant to NPIC, on the terms and conditions set forth below.

2.    PERFORMANCE OF SERVICES.

      2.1 CONSULTING DIRECTORS. LVM shall render such consulting services to NPIC as may be requested by such person or persons designated by NPIC as the Consulting Directors. The services to be provided by LVM shall be performed through and by MacLean, and shall not be assigned or delegated to any other person. For purposes of this Agreement, the Consulting Directors shall be B. Matthew Petcoff, Matthew MacLean and James G. Petcoff. Assignments from the Consulting Directors to LVM may be in oral or written form. To the extent requested by the Consulting Directors, LVM shall provide the Consulting Directors written or oral reports reflecting LVM's activities and results of its consulting services to NPIC.


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3.    TERM OF AGREEMENT. This Agreement will be effective for an initial term of one (l) year from April 1, 2001 and thereafter will automatically renew for a successive term of one (1) year each unless NPIC gives written notice to LVM of its election not to renew for an additional term; notice shall be given to LVM at least ninety (90) days prior to the expiration date of any term.

4.    COMPENSATION AND EXPENSES.

      4.1 As full, final and exclusive compensation for all LVM's services under this Agreement, NPIC agrees to pay LVM a fee equal to the sum of $20,000 per month for the months of January 2001 and February 2001, and thereafter the sum of $15,000 per month.

      4.2 REIMBURSEMENT OF EXPENSES. NPIC, upon its receipt from LVM of appropriate documentation consistent with the NPIC's policies, shall reimburse LVM for those reasonable business expenses necessarily and appropriately incurred by LVM in connection with the performance of LVM's services under this Agreement.

5.    RELATIONSHIP OF THE PARTIES.

      5.1 INDEPENDENT CONTRACTOR. LVM is an independent contractor and not an employee, partner, or joint venturer of NPIC, and nothing in this Agreement shall constitute or be construed to create an employment, partnership, joint venture or other similar relationship between NPIC and LVM. LVM shall be solely responsible for payment of any income or other taxes arising with respect to the compensation payable to LVM hereunder, and NPIC shall have no obligation to withhold income or other taxes from such compensation.

      5.2 NONEXCLUSIVITY. The parties acknowledge that LVM shall not be required to be available to perform services on a full-time basis, and that LVM shall be free to pursue other business activities.

6. NONASSIGNABLE BY CONSULTANT. This Agreement is a personal service contract and the rights and duties of the LVM hereunder shall not be assignable, except with the consent of NPIC. Any other attempted assignment or transfer by LVM shall be void and of no force and effect.

7. SUCCESSORS AND ASSIGNS. If NPIC shall at any time be merged or consolidated into or with any other corporation, or sold to a third party, this Agreement shall be binding on any such successor entity to NPIC or buyer of NPIC, and to the extent applicable and appropriate, on the devises, heirs, next of kin, executors and administrators of LVM.

8. APPLICABLE GOVERNING LAW. The parties hereto agree that this Agreement shall be construed in accordance with and governed by the laws of the State of Michigan and the validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Michigan, including its laws and decisions relating to conflict of law.

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9.    SEVERABILITY. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid, for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

10. AMENDMENTS/WAIVERS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by LVM and an authorized officer of NPIC. No waiver by either party at any time of any breach by the other party, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

11. ENTIRE AGREEMENT. This Agreement expresses the entire agreement of the parties hereto, and supersedes all prior promises, representations, understandings, arrangements and agreements between these parties with respect to the subject matter herein. The parties further acknowledge and agree that neither of them has made any representation to induce the execution and delivery of this Agreement, except those as specifically set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30 day of March, 2001.

COMPANY: NORTH POINTE INSURANCE COMPANY

By: /s/ B. Matthew Petcoff
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Its:
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CLAIM CONSULTANT: LVM COMPANY

By: /s/ Lawrence MacLean
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Its:
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